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[FBR LOGO APPEARS HERE]


For Immediate Release
---------------------
Media Contact:  Michael W. Robinson (703)-312-1830 or mrobinson@fbr.com
                                                      -----------------
Investor Contact:  Kurt Harrington (703)-312-9647 or kharrington@fbr.com
                                                     -------------------


                   Friedman, Billings, Ramsey Group Reports
                    $0.11 Per Share Second Quarter Earnings


ARLINGTON, Va., August 1, 2000 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR) today reported net income of $5.3 million, or $0.11 (diluted) per share for the second quarter ended June 30, 2000, versus net income of $5.8 million, or $0.12 (diluted) per share for the same quarter a year ago. Revenue for the second quarter was $43.5 million, compared with $40.4 million for the second quarter of 1999.

For the first six months of the year, FBR had earnings of $0.24 (basic), and $0.23 (diluted) per share on revenue of $109.8 million, versus earnings of $0.12 (basic) and $0.12 (diluted) per share on revenue of $62.4 million for the same period in 1999.

"In the second quarter, FBR saw solid earnings across the entire company, building on our robust results last quarter and continuing to demonstrate steady returns in key areas" said Chairman and Co-Chief Executive Officer Emanuel J. Friedman. "The on-going expansion and diversification of our businesses over the last two years continued to bear fruit in the quarter as our broadened base enabled FBR to generate revenues from a wide variety of sources," Friedman said.

In the quarter, FBR's institutional brokerage unit recorded $17.4 million in revenue, more than $6.8 million, or 65 percent, ahead of the second quarter a year ago. "Our institutional brokerage success is a testament to the depth and breadth of our research department, as well as the skill of our traders. As we saw in the second quarter, it's in times of increased market volatility that the value of institutional-quality research is fully appreciated," Friedman said.
In June, one of FBR's senior Internet analysts, David Hilal, was named the number one "stock picker" in the Internet sector by TheStreet.Com.

In the second quarter, FBR's investment banking business turned in more than $9.9 million in revenue, despite a slowdown in new equity offerings. FBR engaged in private placements and mergers and acquisitions assignments in deals totaling $394.5 million.

Additionally, the company continued to report strong results from its venture capital and private equity businesses. "We were particularly pleased that FBR Financial Services Partners closed its first sale," Friedman said. In the second quarter, FBR Financial Services Partners (Financial Fund II) sold its investment in Auction Finance Group, Inc. (AFG) to ADESA Corporation, a subsidiary of Minnesota Power, Inc. (NYSE: MPL) in a cash transaction. AFG, based in Miami, owns Canadian Auction Group, the largest auto auction operation in Canada. FBR's six managed funds have investments in 59 companies.

"Looking forward, our investment banking pipeline is already showing signs of strength ahead of last quarter. Technology remains strong, and we have two lead-managed deals filed in other areas - energy and components. We also have seven co-managed transactions filed," Friedman said. "Additionally, we will continue to expand our areas of strength, including institutional research and mergers and acquisitions advisory services, in the coming months."

Friedman added that FBR continues to implement its high net worth retail strategy, including using its online platform at fbr.com to leverage every facet of the business. "Closing the pending acquisition of Rushmore Trust and Savings, FSB, and Money Management Associates LP will offer us a host of additional products for individual investors," he said.

FBR had 49.2 million common shares outstanding, shareholders' equity of $203.6 million, and book value per share of $4.14 as of June 30, 2000.

A live webcast of FBR's conference call on today's results will be available at 9 a.m. (Eastern Time) at http://www.vcall.com/NASApp/VCall/EventPage?ID=29762.
                         ----------------------------------------------------
Replays of the webcast will be available afterward.

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a holding company for investment banking, institutional brokerage, venture capital, and other specialized asset management products and services. Headquartered in Northern Virginia, home to an array of leading global Internet companies, and with its proprietary online capabilities, FBR provides capital and financial expertise throughout a company's lifecycle. FBR has offices in Arlington and Reston, Va., Irvine, Ca., Boston, Charlotte, Chicago, Portland, Seattle, London, and Vienna. For more information, see www.fbr.com.
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                                     # # #

     Statements concerning future performance, developments, negotiations or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.


Note to Editors: 2 pages of financial information follow this page.

                                   - more -
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[FBR LOGO APPEARS HERE]


FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)


                                                                              Three Months Ended
                                                                                   June 30,

                                                           2000              %                1999               %
                                                     ---------------   ------------       ------------   -------------
REVENUES:
Investment banking                                         $ 9,946           22.8%           $17,213            42.6%
Institutional brokerage                                     17,415           40.0%            10,553            26.1%
Asset management                                            13,823           31.8%             9,507            23.5%
Interest, dividends and other                                2,352            5.4%             3,106             7.7%
                                                     -------------     ----------         ----------     -----------


          Total revenues                                    43,536          100.0%            40,379           100.0%
                                                     -------------     ----------         ----------     -----------

EXPENSES:
Compensation and benefits                                   25,209           57.9%            22,109            54.8%
Business development and professional services               4,391           10.1%             5,908            14.6%
Interest                                                       319            0.7%               494             1.2%
Other                                                        7,552           17.3%             6,019            14.9%
                                                     -------------     ----------         ----------     -----------


          Total expenses                                    37,471           86.1%            34,530            85.5%
                                                     -------------     ----------         ----------     -----------


          Net income before                                  6,065           13.9%             5,849            14.5%
          income taxes

Provision for income taxes                                     785            1.8%                 -             0.0%
                                                     -------------     ----------         ----------     -----------


          Net income                                       $ 5,280           12.1%           $ 5,849            14.5%
                                                     =============     ==========         ==========     ===========


Basic earnings per share                                   $  0.11                           $  0.12
                                                   ===============                      ============
Diluted earnings per share                                 $  0.11                           $  0.12
                                                   ===============                      ============

Weighted average shares  - basic                            49,106                            48,692
                                                   ===============                      ============
Weighted average shares  - diluted                          50,065                            49,703
                                                   ===============                      ============



                                    -more-

[FBR LOGO APPEARS HERE]


FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)



                                                                            Six Months Ended
                                                                                 June 30,

                                                           2000         %                       1999         %
                                                ---------------   ------------       ---------------   ------------
REVENUES:
Investment banking                                     $ 26,642           24.3%              $23,261           37.2%
Institutional brokerage                                  29,092           26.5%               19,433           31.1%
Asset management                                         49,700           45.3%               14,105           22.6%
Interest, dividends and other                             4,345            4.0%                5,649            9.0%
                                                ---------------   ------------       ---------------   ------------

          Total revenues                                109,779          100.0%               62,448          100.0%
                                                ---------------   ------------       ---------------   ------------

EXPENSES:
Compensation and benefits                                71,432           65.1%               36,347           58.2%
Business development and professional services            9,008            8.2%                8,502           13.6%
Interest                                                    541            0.5%                1,001            1.6%
Other                                                    14,177           12.9%               10,704           17.1%
                                                ---------------   ------------       ---------------   ------------

          Total expenses                                 95,158           86.7%               56,554           90.6%
                                                ---------------   ------------       ---------------   ------------

          Net income before                              14,621           13.3%                5,894            9.4%
          income taxes

Provision for income taxes                                2,924            2.7%                    -            0.0%
                                                ---------------   ------------       ---------------   ------------

          Net income                                   $ 11,697           10.7%              $ 5,894            9.4%
                                                ===============   ============       ===============   ============

Basic earnings per share                               $   0.24                              $  0.12
                                                ===============                      ===============
Diluted earnings per share                             $   0.23                              $  0.12
                                                ===============                      ===============

Weighted average shares  - basic                         49,064                               48,862
                                                ===============                      ===============
Weighted average shares  - diluted                       50,996                               49,564
                                                ===============                      ===============